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                                                                       Exhibit B
                                                                       ---------

                                POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that the undersigned, Inter Caribbean Services (Bahamas) Ltd., hereby makes, constitutes and appoints each of M. Elaine Crocker, Kevin F. Shannon and Stephen R. Nelson, acting individually, as its agent and attorney-in-fact for the purpose of executing in its name and on its behalf, solely in its capacity of director of Moore Global Investments, Ltd., all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments by Moore Global Investments, Ltd., and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including: (1) all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act including, without limitation: (a) any acquisition statements on Schedule 13D or
Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(f), and (c) and initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5 and
(2) any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

This power of attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf as of the 1st day of December, 1997.

                                    Inter Caribbean Services
                                    (Bahamas) Ltd.


                                    By: /s/ Ruth Beneby; Carl O'Connell
                                       -------------------------------
                                    Name:   Ruth Beneby; Carl O'Connell
                                    Title:
                                    INTER CARIBBEAN SERVICES (BAHAMAS) LTD.
                                    ADMINISTRATIVE DIRECTOR